

                                                                     Exhibit 3.1
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                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU

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                   Articles of Amendment-Domestic Corporation
                                  (15 Pa. C.S.)
--------------------
Entity Number

3144247
--------------------          x   Business Corporation (ss. 1915)
                            -----
                                  Nonprofit Corporation (ss. 5915)
                            -----
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 Name                                               Document will be returned to
                                                    the name and address you
          CT CORP--COUNTER                          enter to the left.
 --------------------------------------------
 Address
                                                    <=
 --------------------------------------------      -----------------------------
 City              State             Zip Code

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Fee:  $52           Filed in the Department of State on November 25, 2003
                                                        -----------------


                                       /s/ Pedro A. Cortes

                     ----------------------------------------------------------
                                  Secretary of the Commonwealth

                    ------------------------------------------------------------

         In compliance with the requirements of the applicable provisions
(relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

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
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1.   The name of the corporation is:
     Genesis HealthCare Corporation
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2.   The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) Number and Street           City              State           Zip              County

     101 East State Street      Kennett Square      Pennsylvania      19348         Chester County
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     (b) Name of Commercial Registered Office Provider                                  County

     c/o
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3.   The statute by or under which it was incorporated:  Business Corporation ss. 1915
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

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4.   The date of its incorporation:  5/19/2003

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
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5.   Check, and if appropriate complete, one of the following:

      The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
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  x   The amendment shall be effective on:   12/1/03           at 9:00 a.m.
-----                                       ------------------    ---------
                                             Date                   Hour

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6.   Check one of the following:

  x    The amendment was adopted by the shareholders or members pursuant to 15 Pa. C.S. ss. 1914(a) and (b) or
------ ss. 5914(a)

  x    The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. ss. 1914(c) or ss. 5914(b).
------

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7.   Check, and if appropriate, complete one of the following:

      The amendment adopted by the corporation, set forth in full, is as follows
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  x    The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part
------ hereof.

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8.   Check if the amendment restates the Articles:

   x    The restated Articles of Incorporation supersede the original articles and all amendments thereto.
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                                               -----------------------------------------------------------------------
THIS IS A TRUE COPY OF                         IN TESTIMONY WHEREOF, the undersigned corporation has caused these
THE ORIGINAL SIGNED                            Articles of Amendment to be signed by a duly authorized officer
DOCUMENT FILED WITH THE                        thereof this
DEPARTMENT OF STATE
                                                    25th          day of  November, 2003                           .
                                               ------------------        ------------------------------------------


                                               Genesis HealthCare Corporation
                                               --------------------------------------------------------------------
                                                                 Name of Corporation

                                               /s/ Eileen M. Coggins
                                               --------------------------------------------------------------------
                                                                          Signature


                                               Corporate Secretary
                                               --------------------------------------------------------------------
                                                                          Title

                                               -----------------------------------------------------------------------

                                    Exhibit A
                                    ---------
                                Amendment to the
                            Articles of Incorporation
                                       Of
                         Genesis HealthCare Corporation
                          (a Pennsylvania corporation)

Article IV Capitalization A. General Provisions of the Amended and Restated Articles of Incorporation is hereby amended to include the following with respect to the voting rights, designations, preferences, limitations and special rights of the series A Junior Participating Preferred Shares:

              Section 1. Designation and Amount. The shares of the series shall be designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares") and the number of shares constituting the Series A Preferred Shares shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Shares.

              Section 2. Dividends and Distributions.

              (A) Subject to the rights of the holders of any series of Preferred Shares (or any similar shares) ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares, par value $0.01 per share (the "Common Shares"), of the Corporation, and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a Series A Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a Series A Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

              (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this
        Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

              (D) The annual dividend on the Series A Preferred Shares shall be equal to the sum of the quarterly dividends in each year.

              Section 3. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

              (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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              (B) Except as otherwise provided herein, in the terms of any other series of Preferred Shares or any other class or series of shares of the Corporation, or by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

              (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

              Section 4. Certain Restrictions.

              (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in
        Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                  (ii) declare or pay dividends, or make any other
              distributions, on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for
              consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

                  (iv) redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph
        (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

              Section 5. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares or as otherwise provided in the Amended and Restated Articles of Incorporation of the Corporation, subject to any applicable conditions and restrictions on issuance set forth in the Amended and Restated Articles of Incorporation or as otherwise required by law.

              Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

              Section 7. Fundamental Transactions. In case the Corporation shall enter into any consolidation, merger, division, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case each Series A Preferred Share shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

              Section 8. No Redemption. The Series A Preferred Shares shall not be redeemable.

              Section 9. Fractional Shares. The Corporation may issue fractions and certificates representing fractions of a Series A Preferred Share in integral multiples of 1/100th of a Series A Preferred Share, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any Series A Preferred Shares evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide the holders of such depositary receipts shall have all the rights, privileges and preferences to which they would be entitled as beneficial owners of Series A Preferred Shares. In the event that fractional Series A Preferred Shares are issued, the holders thereof shall have all the rights provided herein for holders of full Series A Preferred Shares in the proportion which such fraction bears to a full share.

              Section 10. Amendment. The Amended and Restated Articles of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares, voting together as a single class.